Exhibit 99.1

NEWS RELEASE
804 EAST GATE DRIVE, SUITE 200, MOUNT LAUREL, NJ 08054
FOR IMMEDIATE RELEASE
InTest Reports Strong First Quarter 2026 Revenue of $33.9 Million
EPS of $0.06 and Adjusted EPS (Non-GAAP) of $0.16
•Revenue grew 27.2% year-over-year driven by continued diversity and strength from all end markets
•Gross margin of 45.5%, reflecting higher volume and favorable product mix
•Orders1 of $31.8 million grew 25.4% year-over-year but declined sequentially following two consecutive quarters of record orders
•Net earnings of $0.8 million; Adjusted EBITDA (Non-GAAP)2 of $3.2 million
•Raises 2026 Revenue Guidance to $130 million to $135 million on improving market conditions
MT. LAUREL, NJ – May 5, 2026 – InTest Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include semiconductor (“Semi”), Auto/EV, Defense/Aerospace, Industrial, Life Sciences, and Safety/Security, today announced financial results for the first quarter of 2026 ended March 31, 2026.
“InTest delivered a good start to 2026, with first quarter results slightly ahead of guidance, reflecting our strong execution,” stated Rich Rogoff, President and CEO. “With 69% of revenue generated from non-semiconductor end markets, we saw strong year-over-year growth across Defense/Aerospace, Life Sciences, and Auto/EV. Our Semi business improved, benefitting from shipments from our backlog1 rather than first quarter orders. These results demonstrate the adoption of new products developed by our engineering teams and the deepening of customer relationships driven by our sales teams.
“Beyond the quarter's financial results, we continue to advance the operational priorities that will define 2026 and beyond,” continued Mr. Rogoff. “Having led our M&A strategy, I have seen firsthand how our portfolio companies create value individually and, more importantly, how they are creating greater value together. My top priority is to deepen those connections by removing operational friction and accelerating cross-business product development and selling to unlock the full value of our platform. Central to this is expanding gross margin and Adjusted EBITDA (Non-GAAP)2 over time, through disciplined cost management and supply-chain efficiency initiatives, while deploying capital with rigor across organic innovation, global customer expansion, and targeted M&A. Together, these actions are intended to generate stronger free cash flow and enhance shareholder returns.”

1 Orders and Backlog are key performance metrics. See “Key Performance Indicators” below for important disclosures regarding InTest’s use of these metrics.
2 Adjusted net earnings (loss), adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures. Further information can be found under “Non-GAAP Financial Measures.” See also the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.
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InTest Reports First Quarter 2026

May 5, 2026
First Quarter 2026 Review (see revenue by market and by segments in accompanying tables)

	Three Months Ended
($ in thousands except percentages and per share data)	March 31,	March 31,	Change		December 31,	Change
	2026	2025	$	%	2025	$	%
Revenue	$33,886	$26,637	$7,249	27.2%	$32,822	$1,064	3.2%
Gross profit	$15,408	$11,056	$4,352	39.4%	$14,899	$509	3.4%
Gross margin	45.5%	41.5%			45.4%
Operating expenses (including intangible amortization & restructuring)	$14,454	$13,937	$517	3.7%	$13,623	$831	6.1%
Operating income (loss)	$954	$(2,881)	$3,835	(133.1%)	$1,276	$(322)	25.2%
Operating margin	2.8%	(10.8%)			3.9%
Net earnings (loss)	$789	$(2,329)	$3,118	(133.9%)	$1,243	$(454)	36.5%
Net margin	2.3%	(8.7%)			3.8%
Earnings (loss) per diluted share (“EPS”)	$0.06	$(0.19)	$0.25	(131.6%)	$0.10	$(0.04)	40.0%
Adjusted net earnings (loss) (Non-GAAP)[2]	$2,018	$(1,389)	$3,407	(245.3%)	$1,953	$65	(3.3%)
Adjusted EPS (Non-GAAP)[2]	$0.16	$(0.11)	$0.27	(245.5%)	$0.16	$—	—%
Adjusted EBITDA (Non-GAAP)[2]	$3,165	$(887)	$4,052	(456.8%)	$3,192	$(27)	(0.8%)
Adjusted EBITDA margin (Non-GAAP)[2]	9.3%	(3.3%)			9.7%
Revenue for the first quarter increased $1.1 million over the fourth quarter of 2025, reflecting higher Semi and Auto/EV shipments, partially offset by lower Industrial following a stronger than normal fourth quarter. Compared to the prior-year period, first quarter revenue increased $7.2 million with growth in Defense/Aerospace, Life Sciences, Auto/EV and Semi, partially offset by a decrease in Other.
Gross margin expanded by 10 basis points sequentially to 45.5%, reflecting higher volume and a favorable product mix. Compared to the prior-year period, gross margin expanded 400 basis points reflecting higher volume, favorable product mix, and manufacturing efficiency initiatives.
Operating expenses increased $0.8 million sequentially and $0.5 million year-over-year, due primarily to $0.7 million in restructuring costs associated with our CEO transition.
Net earnings for the first quarter was $0.8 million, or $0.06 per diluted share. Adjusted net earnings (Non-GAAP)2 was $2.0 million, or $0.16 adjusted EPS (Non-GAAP)2.
Balance Sheet and Cash Flow Review
Cash, cash equivalents and restricted cash at the end of the first quarter of 2026 was $15.7 million, down $2.4 million from the end of the fourth quarter. During the quarter, we reduced our term debt by $1.0 million from December 31, 2025, and used $3.3 million in operating activities to invest in working capital. Capital expenditures were $0.6 million in the first quarter of 2026.
At March 31, 2026, the Company had $30.0 million available under its delayed draw term loan facility and no borrowings under the $10.0 million revolving credit facility. On August 5, 2025, the Company entered into a covenant waiver agreement with its U.S.-based lender through the first quarter of 2026 in exchange for pledging cash equal to U.S. debt outstanding. At March 31, 2026, there was $2.8 million U.S.-based debt outstanding. On May 4, 2026, we amended the facility, effective as of April 30, 2026, to extend our ability to draw on the Term Note through August 28, 2026. At March 31, 2026, we were in compliance with all of the other covenants included in the Loan Agreement.
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InTest Reports First Quarter 2026

May 5, 2026
First Quarter 2026 Orders1 and Backlog1 (see orders by market in accompanying tables)

	Three Months Ended
	March 31,	March 31,	Change		December 31,	Change
($ in thousands except percentages)	2026	2025	$	%	2025	$	%
Orders	$31,785	$25,349	$6,436	25.4%	$37,471	$(5,686)	(15.2%)
Backlog (at quarter end)	$51,815	$38,232	$13,583	35.5%	$53,916	$(2,101)	(3.9%)
First quarter orders of $31.8 million decreased sequentially with lower Life Sciences, Semi, Other and Safety/Security orders partially offset by increases in Auto/EV, Industrial and Defense/Aerospace. The year-over-year increase of $6.4 million reflects strength primarily in Auto/EV and Defense/Aerospace partially offset by the decline in Semi.
Backlog at March 31, 2026, was $51.8 million, a decrease of 3.9% from December 31, 2025, and an increase of 35.5% compared to March 31, 2025. Approximately 50% of the backlog is expected to ship beyond the second quarter of 2026.
Second Quarter 2026 and Raised Full Year 2026 Outlook
Mr. Rogoff concluded, “Based on our first quarter outperformance, and improving market conditions, we are raising our full year 2026 revenue outlook to $130 million to $135 million, reflecting our confidence in the continued execution of our growth plans for the year. We remain encouraged by the underlying demand trends across our non-semiconductor markets and by early signs of improvement in our back-end Semi funnel. The strength of our backlog, the breadth of our end market exposure, and the discipline of our team give us confidence in our ability to continue to execute similarly.”
For Q2 26, InTest projects revenue to be $32 million to $34 million, with gross margin of approximately 45%, and operating expenses of $13.8 million to $14.2 million, reflecting typically higher levels in the second quarter. Amortization expense is expected to be $0.7 million.
Based on full-year 2026 revenue projections between $130 million to $135 million, the Company expects gross margin of approximately 45% and operating expenses of $55 million to $57 million for the year. Amortization expense is expected to be $2.6 million and interest expense of $0.3 million. The effective tax rate for the year is expected to be approximately 18%. Capital expenditures are estimated to be approximately 1% to 2% of revenue.
The foregoing guidance is based on management’s current views with respect to operating and market conditions and customers’ forecasts. Actual results may differ materially from what is provided here today as a result of, among other things, the factors described under “Forward-Looking Statements” below.
Conference Call and Webcast
The Company will host a conference call and webcast today at 8:30 a.m. ET. During the conference call, management will review the financial and operating results and discuss InTest’s corporate strategy and outlook. A question-and-answer session will follow. To listen to the live call, dial (877) 407-0792 or (201) 689-8263. In addition, the webcast and slide presentation may be found at https://www.intest.com/investor-relations.
A telephonic replay will be available from 12:30 p.m. ET on the day of the call through Tuesday, May 19, 2026. To listen to the archived call, dial (844) 512-2921 or (412) 317-6671 and enter replay pin number 13759517. The webcast replay can be accessed via the investor relations section of https://www.intest.com/, where a transcript will also be posted once available.
About InTest Corporation
InTest Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including both the front-end and back-end of the semiconductor manufacturing industry (“Semi”), Automotive/EV, Defense/Aerospace, Industrial, Life Sciences and Safety/Security. Backed by decades of engineering expertise and a culture of operational excellence, InTest solves difficult thermal, mechanical, and electronic challenges for customers worldwide. InTest’s growth strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, customer penetration and market expansion. For more information, visit https://www.intest.com/.
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InTest Reports First Quarter 2026

May 5, 2026
Non-GAAP Financial Measures
In addition to disclosing results that are determined in accordance with generally accepted accounting practices in the United States (“GAAP”), we also disclose non-GAAP financial measures. These non-GAAP financial measures consist of adjusted net earnings (loss), adjusted earnings (loss) per diluted share (“adjusted EPS”), adjusted EBITDA, and adjusted EBITDA margin.
The Company defines these non-GAAP measures as follows:
─Adjusted net earnings (loss) is derived by adding acquired intangible amortization, restructuring costs, and the tax effect of the adjusting items, to net earnings (loss).
─Adjusted earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding.
─Adjusted EBITDA is derived by adding acquired intangible amortization, restructuring costs, net interest expense, income tax expense, depreciation, and stock-based compensation expense to net earnings.
─Adjusted EBITDA margin is derived by dividing adjusted EBITDA by revenue.
These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss) and adjusted earnings (loss) per diluted share (“adjusted EPS”) are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization, and restructuring costs as management believes these expenses may not be indicative of our underlying operating performance. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures presented primarily as a measure of liquidity as they exclude non-cash charges for acquired intangible amortization, depreciation and stock-based compensation. In addition, adjusted EBITDA and adjusted EBITDA margin also exclude the impact of restructuring costs, interest income or expense and income tax expense or benefit, as management believes these expenses may not be indicative of our underlying operating performance.
Management’s Use of Non-GAAP Measures
The non-GAAP financial measures presented in this press release are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. Reconciliations from net earnings (loss) and earnings (loss) per diluted share (“EPS”) to adjusted net earnings (loss) and adjusted earnings (loss) per diluted share (“adjusted EPS”) and from net earnings (loss) and net margin to adjusted EBITDA and adjusted EBITDA margin, are contained in the tables below.
Management believes these Non-GAAP financial measures are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Non-GAAP measures as presented in this press release may differ from and may not be comparable to similarly titled measures used by other companies.
Key Performance Indicators
In addition to the foregoing non-GAAP measures, management uses orders and backlog as key performance metrics to analyze and measure the Company’s financial performance and results of operations. Management uses orders and backlog as measures of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide products and/or services. Backlog is calculated based on firm purchase orders we receive for which revenue has not yet been recognized. Management believes tracking orders and backlog are useful as they are often leading indicators of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.
Given that each of orders and backlog are operational measures and that the Company’s methodology for calculating orders and backlog does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for each is not required or provided.
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InTest Reports First Quarter 2026

May 5, 2026
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management’s current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “believe,” “continue,” “expects,” “guidance,” “intended,” “may,” “outlook,” “will,” “plan,” “potential,” “strategy,” “target,” “estimated,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its VISION 2030 Strategy; realize the potential benefits of acquisitions and successfully integrate any acquired operations; grow the Company’s presence in its key target and international markets; manage supply chain challenges; convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including changes in U.S. and/or foreign trade policy, rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.
Contacts:

InTest Corporation	Investors:
Duncan Gilmour	Jody Burfening / Sanjay M. Hurry
Chief Financial Officer and Treasurer	Alliance Advisors IR
Tel: (856) 505-8999	INTTIR@allianceadvisors.com
Tel: (212) 838-3777

– FINANCIAL TABLES FOLLOW –
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InTest Reports First Quarter 2026

May 5, 2026
InTest Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except share and per share data)	2026	2025
Revenue	$33,886	$26,637
Cost of revenue	18,478	15,581
Gross profit	15,408	11,056

Operating expenses:
Selling expense	4,220	4,547
Engineering and product development expense	2,588	2,448
General and administrative expense	6,124	5,816
Amortization of acquired intangible assets	778	813
Restructuring costs	744	313
Total operating expenses	14,454	13,937

Operating income (loss)	954	(2,881)
Interest expense	(80)	(152)
Other income	103	244

Earnings (loss) before income tax expense (benefit)	977	(2,789)
Income tax expense (benefit)	188	(460)

Net earnings (loss)	$789	$(2,329)

Earnings (loss) per common share:
Basic	$0.06	$(0.19)
Diluted	$0.06	$(0.19)

Weighted average common shares outstanding:
Basic	12,254,035	12,179,418
Diluted	12,421,345	12,179,418
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InTest Reports First Quarter 2026

May 5, 2026
InTest Corporation
Consolidated Balance Sheets

	March 31, 2026	December 31, 2025
(In thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,867	$14,216
Restricted cash	2,817	3,842
Trade accounts receivable, net of allowance for credit losses of $341 and $375, respectively	30,154	25,891
Inventories	30,451	31,580
Prepaid expenses and other current assets	3,336	3,109
Total current assets	79,625	78,638
Property and equipment, net of accumulated depreciation of $10,219 and $10,083, respectively	4,965	4,778
Right-of-use assets, net	8,588	9,098
Goodwill	32,141	32,359
Intangible assets, net	23,861	24,876
Deferred tax assets	930	775
Other assets	657	789
Total assets	$150,767	$151,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,417	$6,062
Current portion of operating lease liabilities	2,123	2,098
Accounts payable	8,901	11,205
Customer deposits and deferred revenue	6,785	6,388
Domestic and foreign income taxes payable	734	—
Accrued expenses and other current liabilities	9,872	10,002
Total current liabilities	35,832	35,755
Operating lease liabilities, net of current portion	6,861	7,402
Long-term debt, net of current portion	1,120	1,406
Contingent consideration, net of current portion	—	356
Deferred revenue, net of current portion	823	1,055
Other liabilities	1,662	1,716
Total liabilities	46,298	47,690
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 20,000,000 shares authorized; 12,633,051 and 12,570,865 shares issued, respectively; 12,548,292 and 12,488,788 shares outstanding, respectively	126	125
Additional paid-in capital	60,268	59,436
Retained earnings	43,349	42,560
Accumulated other comprehensive earnings	1,722	2,461
Treasury stock, at cost; 84,759 and 82,077 shares, respectively	(996)	(959)
Total stockholders’ equity	104,469	103,623
Total liabilities and stockholders’ equity	$150,767	$151,313
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InTest Reports First Quarter 2026

May 5, 2026
InTest Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$789	$(2,329)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	1,641	1,741
Provision for excess and obsolete inventory	271	206
Amortization of deferred compensation related to stock-based awards	291	423
Deferred income tax (expense) benefit	(157)	199
Other non-cash reconciling items	132	(193)
Changes in assets and liabilities:
Trade accounts receivable	(3,834)	8,493
Inventories	621	(590)
Prepaid expenses and other current assets	(714)	(377)
Other assets	(120)	(21)
Operating lease liabilities	(519)	(523)
Accounts payable	(2,339)	15
Customer deposits and deferred revenue	456	(153)
Domestic and foreign income taxes payable	858	(716)
Deferred revenue, net of current portion	(232)	(27)
Accrued expenses and other liabilities	(459)	(613)
Net cash (used in) provided by operating activities	(3,315)	5,535
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(644)	(229)
Net cash used in investing activities	(644)	(229)
CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net of repayments	2,189	(2,426)
Repayments of long-term debt	(1,025)	(1,025)
Proceeds from stock options exercised	534	18
Proceeds from shares sold under Employee Stock Purchase Plan	31	32
Settlement of employee tax liabilities in connection with treasury stock transaction	(62)	(5)
Net cash provided by (used in) financing activities	1,667	(3,406)
Effects of exchange rates on cash	(82)	318
Net cash (used in) provided by all activities	(2,374)	2,218
Cash, cash equivalents and restricted cash at beginning of period	18,058	19,830
Cash, cash equivalents and restricted cash at end of period	$15,684	$22,048

Cash and cash equivalents	$12,867	$19,830
Restricted cash	2,817	—
Total cash, cash equivalents and restricted cash at end of period	$15,684	$19,830

Cash (receipts) payments for:
Domestic and foreign income taxes, net of receipts	$(572)	$32
Interest	86	142

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of unvested shares of restricted stock awards	1,455	1,039
Forfeiture of shares of unvested restricted stock awards	(1,386)	(282)
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InTest Reports First Quarter 2026

May 5, 2026
InTest Corporation
Revenue by Market
(Unaudited)

($ in thousands)	Three Months Ended
	March 31,		March 31,		Change		December 31,		Change
	2026		2025		$	%	2025		$	%
Revenue
Semi	$10,507	31.0%	$8,995	33.8%	$1,512	16.8%	$6,941	21.1%	$3,566	51.4%
Auto/EV	7,487	22.1%	5,959	22.4%	1,528	25.6%	5,933	18.1%	1,554	26.2%
Defense/Aerospace	5,822	17.2%	2,828	10.6%	2,994	105.9%	5,537	16.9%	285	5.1%
Industrial	3,242	9.6%	3,021	11.3%	221	7.3%	6,937	21.1%	(3,695)	(53.3%)
Life Sciences	3,572	10.5%	1,688	6.3%	1,884	111.6%	4,043	12.3%	(471)	(11.6%)
Safety/Security	1,112	3.3%	564	2.1%	548	97.2%	503	1.5%	609	121.1%
Other	2,144	6.3%	3,582	13.4%	(1,438)	(40.1%)	2,928	8.9%	(784)	(26.8%)
	$33,886	100.0%	$26,637	100.0%	$7,249	27.2%	$32,822	100.0%	$1,064	3.2%
* Components may not add up to total due to rounding

Orders by Market
(Unaudited)

($ in thousands)	Three Months Ended
	March 31,		March 31,		Change		December 31,		Change
	2026		2025		$	%	2025		$	%
Orders
Semi	$7,677	24.2%	$9,640	38.0%	$(1,963)	(20.4%)	$9,446	25.2%	$(1,769)	(18.7%)
Auto/EV	10,744	33.8%	5,061	20.0%	5,683	112.3%	9,857	26.3%	887	9.0%
Defense/Aerospace	5,918	18.6%	2,083	8.2%	3,835	184.1%	5,232	14.0%	686	13.1%
Industrial	4,123	13.0%	4,551	18.0%	(428)	(9.4%)	3,305	8.8%	818	24.8%
Life Sciences	1,587	5.0%	1,232	4.9%	355	28.8%	5,379	14.4%	(3,792)	(70.5%)
Safety/Security	260	0.8%	675	2.7%	(415)	(61.5%)	1,087	2.9%	(827)	(76.1%)
Other	1,476	4.6%	2,107	8.3%	(631)	(29.9%)	3,165	8.4%	(1,689)	(53.4%)
	$31,785	100.0%	$25,349	100.0%	$6,436	25.4%	$37,471	100.0%	$(5,686)	(15.2%)
* Components may not add up to total due to rounding
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InTest Reports First Quarter 2026

May 5, 2026
InTest Corporation
Segment Data
(Unaudited)

	Three Months Ended March 31, 2026
($ in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$17,341	$8,351	$8,194	$—	$33,886
Cost of revenue	8,923	4,867	4,688	—	18,478
Other divisional costs	5,621	2,265	2,813	—	10,699
Division operating income	2,797	1,219	693	—	4,709
Acquired intangible amortization				778	778
Restructuring costs				744	744
Corporate expenses				2,233	2,233
Operating income (loss)	2,797	1,219	693	(3,755)	954
Interest expense				(80)	(80)
Other income				103	103
Earnings (loss) before income tax expense	$2,797	$1,219	$693	$(3,732)	$977

	Three Months Ended March 31, 2025
($ in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$13,259	$6,268	$7,110	$—	$26,637
Cost of revenue	7,313	4,163	4,105	—	15,581
Other divisional costs	5,265	2,360	2,798	—	10,423
Division operating income (loss)	681	(255)	207	—	633
Acquired intangible amortization				813	813
Restructuring costs				313	313
Corporate expenses				2,388	2,388
Operating income (loss)	681	(255)	207	(3,514)	(2,881)
Interest expense				(152)	(152)
Other income				244	244
Earnings (loss) before income tax expense	$681	$(255)	$207	$(3,422)	$(2,789)
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InTest Reports First Quarter 2026

May 5, 2026
InTest Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Reconciliation of Net Earnings (Loss) to Adjusted Net Earnings (Loss) (Non-GAAP) and Earnings (Loss) Per Diluted Share to Adjusted EPS (Non-GAAP):

	Three Months Ended
	March 31,	March 31,	December 31,
(in thousands except per share amounts)	2026	2025	2025
Net earnings (loss)	$789	$(2,329)	$1,243
Acquired intangible amortization	778	813	842
Restructuring costs	744	313	205
Tax effect of adjusting items	(293)	(186)	(337)
Adjusted net earnings (loss) (Non-GAAP)	$2,018	$(1,389)	$1,953
Diluted weighted average shares outstanding	12,421	12,179	12,277
Earnings (loss) per diluted share:
Net earnings (loss)	$0.06	$(0.19)	$0.10
Acquired intangible amortization	0.06	0.07	0.07
Restructuring costs	0.06	0.03	0.02
Tax effect of adjusting items	(0.02)	(0.02)	(0.03)
Adjusted EPS (Non-GAAP)	$0.16	$(0.11)	$0.16

Reconciliation of Net Earnings (Loss) and Net Margin to Adjusted EBITDA (Non-GAAP) and Adjusted EBITDA Margin (Non-GAAP):

	Three Months Ended
	March 31,	March 31,	December 31,
(in thousands except percentage data)	2026	2025	2025
Net earnings (loss)	$789	$(2,329)	$1,243
Acquired intangible amortization	778	813	842
Net interest (income) expense	—	37	(8)
Income tax expense (benefit)	188	(460)	134
Depreciation	375	316	378
Restructuring costs	744	313	205
Stock-based compensation	291	423	398
Adjusted EBITDA (Non-GAAP)	$3,165	$(887)	$3,192
Revenue	$33,886	$26,637	$32,822
Net margin	2.3%	(8.7%)	3.8%
Adjusted EBITDA margin (Non-GAAP)	9.3%	(3.3%)	9.7%
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